SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARTIO GLOBAL INVESTORS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	13-6174048 (I.R.S. Employer Identification No.)
330 Madison Ave. New York, NY (Address of Principal Executive Offices)	10017 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-149178 (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, par value $0.001 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:	NONE
(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered

The description under the heading “Description of Capital Stock” relating to the Registrant’s Class A Common Stock, $0.001 par value per share (the “Common Stock”), included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-149178) (the “Registration Statement”) filed with the Securities and Exchange Commission on February 12, 2008, as amended, is incorporated herein by reference.  Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2: Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Artio Global Investors Inc.

By:	/s/ Adam Spilka
	Name:	Adam Spilka
	Title:	General Counsel and Corporate Secretary
Date: September 14, 2009

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